Exhibit 10.01
SUMMARY OF MATRIXX INITIATIVES, INC.
DIRECTOR RESTRICTED STOCK
PURCHASE PROGRAM
PURPOSE AND DESCRIPTION OF PROGRAM
     The Board of Directors of Matrixx Initiatives, Inc. has determined that it is in Matrixx’s best interest for its non-employee directors (“Directors”) to own shares of Matrixx common stock. To assist in this objective, each Director may purchase, at a discount to prevailing market prices, shares of Matrixx common stock in exchange for such Director receiving a lesser amount of cash consideration in respect of quarterly retainers and/or meeting fees, and, as applicable, for serving as Chairman of the Board or any Board committee (the “Program”). The shares of Matrixx common stock issuable under the Program will be issued under the Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan (the “2001 Incentive Plan”).
PROCEDURE
     Each Director who wishes to participate in the Program must execute and deliver to Matrixx a Restricted Stock Program Agreement (the “Agreement”) in the form attached to this memorandum. Each Director who executes this Agreement may then elect, by delivery of a completed election form to Matrixx, to purchase shares of Matrixx’s common stock in lieu of all or some portion of the cash consideration that would otherwise be payable to the Director for the Director’s service on the Board and/or any Board committee. The number of shares to which the Director will be entitled will equal the portion of the cash compensation payable to him by Matrixx that the Director wishes to apply to the purchase of shares under the Program, divided by the product of 80% times the closing market price for Matrixx’s common stock on the date such portion of cash consideration would otherwise be payable by Matrixx.
Example: Assume that the Director elects to apply the Director’s entire quarterly Board retainer to purchase shares of Matrixx common stock, and the closing price of such stock on Nasdaq on the day of Matrixx’s scheduled first quarterly retainer payment is $15.00 per share. The Director is able to purchase shares pursuant to the following formula: $5,000/(80% x $15.00) or $5,000/$12.00 = 416 shares. This formula would be recalculated on each subsequent retainer payment date to determine the number of shares issuable on each such date.
     The election made by the Director will remain in effect and will automatically renew each year without notice unless and until the Director delivers to Matrixx a revised election form setting forth a different proportion of compensation to be paid in shares of common stock. The Director may also elect by delivering a revised election form to cease receiving any such shares in lieu of cash compensation.

RESTRICTION PERIOD
     Notwithstanding that the issuance by Matrixx of the shares of common stock issuable under the 2001 Incentive Plan has been registered under the Securities Act of 1933, shares issued under the Program to a Director will be restricted until the first to occur of (i) the expiration of three years from their respective dates of issuance, (ii) a Change of Control of Matrixx, or (iii) the Director’s death or Disability. During this period of restriction, such shares may not be sold, transferred, pledged, encumbered or disposed of by the Director. Any attempt by a Director to sell, transfer, pledge, encumber or otherwise dispose of any such shares during the restriction period will be void, and Matrixx will neither give effect to such sale, transfer or disposition on is books or records nor recognize any transferee of such shares as the legal or beneficial owner thereof. If a Director ceases providing services to the Company as a director for a reason other than the Director’s death or Disability, the Director will retain the shares and is not required to forfeit the shares back to the Company; however, the shares subject to the Agreement will continue to be subject to the transfer restrictions until the end of the restriction period.
TAX CONSEQUENCES
     Because shares of common stock issued under the Program are issued in lieu of the cash consideration that the Director would otherwise receive for the Director’s Board and/or committee services, the Director is immediately subject to tax on the shares as income. Of special note, while the shares are issued at a 20% discount to their market price, the Director will be taxed based on the full market price of the shares at the time of issuance. Hence, using the above example, the Director who receives 416 shares in lieu of $5,000 cash, will be taxed not on the $5,000, but rather on $6,240 — the aggregate market price of the common shares acquired before applying the 20% discount. Calculation of the 12-month hold period for obtaining capital gains tax treatment on any gains received on disposition of shares acquired under the Program will commence, as to each issuance of such shares, on the date of issuance of such shares.
DEFINED TERMS; SUMMARY ONLY
     Capitalized terms used in this Summary, unless otherwise expressly defined herein, have the respective meanings given to them in the 2001 Incentive Plan or in the Agreement.
     The foregoing is a summary only, and does not contain all of the terms and conditions applicable to participation in the Program. You are encouraged to review the 2001 Incentive Plan and the form of Restricted Stock Program Agreement in detail.

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MATRIXX INITIATIVES, INC.
2001 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK PROGRAM AGREEMENT
     This Restricted Stock Program Agreement (this “Agreement”) is entered into between Matrixx Initiatives, Inc., a Delaware corporation (the “Company”), and                                          (the “Director”), as of June 30, 2006
RECITALS
     A. The Company has adopted the Matrixx Initiatives, Inc. 2001 Long-Term Incentive Plan, as amended (the “Plan”) to allow the Company to make grants that will provide an incentive to attract and retain eligible individuals whose services are considered unusually valuable by providing them an opportunity to have a proprietary interest in the success of the Company.
     B. The Company believes that entering into this Agreement with the Director is consistent with the above stated purposes.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions in this Agreement and for other good and valuable consideration, the Company and the Director agree as follows:
          1.     ELECTION TO RECEIVE COMMON STOCK.
          Subject to the terms of this Agreement, for the balance of the Company’s 2006 fiscal year running after the date of this Agreement, and for each subsequent fiscal year of the Company, the Director may, by written election submitted to the Company in the form attached hereto as Exhibit 1 (the “Election Form”), elect to receive all or any portion of the fees payable by the Company to the Director for the Director’s service on the Board of Directors or any Board committee, including, without limitation, retainer fees, meeting fees and, if applicable, Board or committee chairman fees (collectively, “Fees”), in the form of shares of common stock of the Company (“Common Stock”) in lieu of cash. The Director’s election to subscribe for and purchase Common Stock pursuant to this Section 1 will be subject to the following procedures:
                    A. For the balance of the Company’s 2006 fiscal year and for each subsequent fiscal year, the Director may at any time on or after the date of this Agreement, complete, execute and deliver an Election Form setting forth the portion of Fees payable by the Company for such applicable fiscal year to be paid by issuance of Common Stock in lieu of cash. Any such election will apply only to Fees that become payable by the Company after the date of its receipt of such Election Form.
                    B. The Director may at any time amend the Director’s election to receive some or all of the Fees in the form of shares of Common Stock issued pursuant to this Agreement by delivering to the Company a completed and duly executed revised Election Form. Until such time as the Director delivers a revised Election Form to the Company, the Director’s election to receive shares of Common Stock as set forth is the Election Form last executed and delivered to the Company will automatically renew each year without notice to or by the Company or the Director. Any amendment to the Director’s election to receive Common Stock made by way of delivery of a revised Election Form will be effective for Fees that become payable by the Company after the date of delivery of the revised Election Form.
          2.     ISSUANCE OF COMMON STOCK; ISSUE PRICE
          The Company will issue the applicable shares of Common Stock as of the dates on which the Fees in respect of which such Common Stock is issued would otherwise be payable (each, a “Fee Payment Date”). The issue price for such shares will be equal to eighty percent (80%) of the closing price of the Common Stock on the Nasdaq National Market System (or any other national stock exchange or automated stock quotation system on which the Common Stock is listed or quoted for trading) on the relevant Fee Payment Date.
          The Company will cause its transfer agent to issue stock certificates representing the Common Stock issued pursuant to this Agreement. The Company will retain possession of all such stock certificates pending the termination of the restriction period applicable to such Common Stock.
          3.     RIGHTS OF DIRECTOR.
          Upon the issuance by the Company to the Director of any Common Stock pursuant to this Agreement, the Director will become a shareholder with respect to such Common Stock and will have all of the rights of a shareholder in the Company with respect to such Common Stock, including, without limitation, the right to receive notice of, attend and vote at meetings of the Company’s shareholders and to receive any dividend on such Common Stock that the Company may declare and pay from time to time; provided, however, that such Common Stock will be subject to the restrictions set forth in this Agreement.
          4.     RESTRICTIONS ON STOCK SUBJECT TO THIS AGREEMENT.
                    A. Limitations on Transfer.
                    The Director agrees not to sell, transfer, pledge, exchange, hypothecate, grant any security interest in, or otherwise dispose of, any shares of Common Stock issued to the Director pursuant to this Agreement before the date on which the restrictions on those shares lapse in accordance with this Section 4, or enter into any agreement to do so. Any such attempted sale, transfer, pledge, exchange, hypothecation or disposition of any such shares of Common Stock will be null and void, and the Company will not recognize or give effect to such transaction on its books and records (including the books and records of the Company’s transfer agent) or recognize the person or persons to whom such sale, transfer, pledge, exchange, hypothecation or disposition has been made as the legal or beneficial owner of such shares.
                    B. Term of Restriction Period.
                    Subject to the other conditions in this Section 4, the restrictions on disposition of the shares of Common Stock issued hereunder will expire upon the first to occur of (i) the third anniversary of the issuance of such shares, (ii) the effective date of a Change of

Control, and (iii) the date on which the Director ceases to serve on the Board of Directors or any committee thereof on account of the Director’s death or Disability (as that term is defined in the Plan). If the Director ceases providing services to the Company as a director for a reason other than the Director’s death or Disability, the Director will retain the shares and is not required to forfeit the shares back to the Company; however, the shares subject to this Agreement will continue to be subject to the transfer restrictions until the end of the restriction period. For purposes of this Agreement, the term “Change of Control” means and will be deemed to have occurred if:
                    (a) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision thereto) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision thereto) directly or indirectly of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at an election of directors; provided, however, that, for this purpose, “person” excludes the Company, any person acquiring such securities directly from the Company, any employee benefit plan sponsored by the Company or from you or any shareholder beneficially owning more than 15% or more of the combined voting power of the Company’s outstanding securities as of the date of this Agreement; or
                    (b) any shareholder of the Company beneficially owning 15% or more of the combined voting power of the Company’s outstanding securities as of the date of this Agreement shall becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company (other than through the acquisition of securities directly from the Company or from you) representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily having the right to vote at an election of directors; or
                    (c) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least 80% of the Board, provided however, that any person becoming a member of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 80% of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act or any successor provisions thereto) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or
                    (d) approval by the shareholders of the Company and consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company, in each case, with or to a corporation or other person or entity of which persons who were the shareholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 80% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged, consolidated or purchasing corporation (or in the case of a non-corporate person or entity, functionally equivalent voting power) and 80% of the members of the Board of which corporation (or functional equivalent in the case of a non-corporate person or entity) were not members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or sale.
          5.     SECURITIES ACT.
                    A. Condition on Delivery of Stock.
                    The Company will not be required to deliver any shares of Common Stock issuable hereunder if, in the opinion of counsel for the Company, the issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Company may require the Director, prior to or after the issuance of any shares of Common Stock hereunder, to sign and deliver to the Company a written statement, in form and content acceptable to the Company in its sole discretion, that the Director (i) is acquiring the shares for investment and not with a view to the sale or distribution thereof, (ii) will not sell any of such shares or any other Common Stock of the Company that the Director may then own or hereafter acquire except with the prior written approval of the Company, and (iii) will comply with the Securities Act of 1933, the Securities Exchange Act of 1934 and all other applicable federal and state securities laws and regulations.
                    B. Legend.
                    Share certificates representing any Common Stock issued hereunder will bear a legend restricting the transferability of such Stock in substantially the following form:
“The securities represented by this certificate may not be sold, pledged, or otherwise disposed of until the restrictions set forth in the Restricted Stock Program Agreement dated as of June 30, 2006, between Matrixx Initiatives, Inc. and                                          are satisfied.”
          6.     NONTRANSFERABILITY OF AGREEMENT.
          The Director may not assign or transfer the Director’s rights under this Agreement, nor may the Director subject such rights (or any of them) to execution, attachment, garnishment or similar process. In the event of any such occurrence, this Agreement, and all of the Director’s rights hereunder, will automatically be terminated and will thereafter be null and void.
          7.     FEDERAL AND STATE TAXES.
          The Director may incur certain liabilities for federal, state or local taxes in connection with the issuance of shares of Common Stock hereunder, and the Company may be required by law to withhold such taxes. Upon determination of the year in which such taxes are due and the determination by the Company of the amount of taxes required to be withheld, the Director shall pay an amount equal to the amount of federal, state or local taxes required to be withheld to the Company. If the Director fails to make such payment in a timely manner, the

Company may withhold and set-off against Fees payable to the Director the amount of such required payment.
          8.      ADJUSTMENT OF SHARES.
          The number of shares of Common Stock issued to the Director pursuant to this Agreement will be adjusted in accordance with Article 11 of the Plan in the event of a change in the Company’s capital structure. Such number of shares may also be adjusted based on any withholding of Fees by the Company as provided in the last sentence of Section 7 hereof.
          9.     AMENDMENT OF THIS AGREEMENT; TERMINATION.
          This Agreement may only be amended with the written approval of the Director and the Company. Notwithstanding the foregoing sentence, the Company may at any time, upon written notice to the Director, (i) amend or terminate the Plan, or (ii) terminate this Agreement; provided, however, that termination of this Agreement by the Company will be with respect to future issuances of Common Stock only, and will have no effect on the Director’s or the Company’s rights and obligations hereunder, including, outstanding restrictions on the sale, transfer, pledge, exchange, hypothecation or disposition of shares of Common Stock issued to the Director hereunder before the effective date of such termination.
          10.     GOVERNING LAW.
          This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Arizona, without giving effect to choice of law rules.
          11.     SEVERABILITY.
          If any provision of this Agreement, or the application of any such provision to any person or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the parties hereto will negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement will not be affected thereby.
          12.     ENTIRE AGREEMENT.
          This Agreement and the provision of the Plan applicable hereto constitute the entire, final and complete agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, promises, understandings, negotiations, representations and commitments, both written and oral, between the parties hereto with respect to the subject matter hereof. Neither party hereto will be bound by or liable for any statement, representation, promise, inducement, commitment or understanding of any kind whatsoever not expressly set forth in this Agreement or in the Plan.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Director has signed this Agreement as of the day and year first written above.

MATRIXX INITIATIVES, INC.
By:
William J. Hemelt Executive Vice President, Chief Financial Officer, Treasurer & Secretary

DIRECTOR Signature Name

MATRIXX INITIATIVES, INC.
2001 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK PROGRAM AGREEMENT
ELECTION FORM
     In accordance with the provisions of that Restricted Stock Program Agreement (the “Agreement”) dated as of June 30, 2006 between the undersigned and Matrixx Initiatives, Inc. (the “Company”), the undersigned hereby elects to receive the following portion of his/her board of directors fees and board committee fees (if any) hereinafter payable by the Company to the undersigned in the form of shares of Common Stock of the Company (“Shares”) (check one only and complete as appropriate):
☐ _____% of each payment of fees.

☐ Of each:
☐ Retainer fee payable, $ of such fees;

☐ Meeting fee payable, $ of such fees; and

☐ Other fee payable, $ of such fees.
☐ No fees.
     The undersigned acknowledges that the issuance of Shares pursuant to this Election Form will be calculated in the manner and otherwise subject to the terms and conditions of the Agreement and the Company’s 2001 Long-Term Incentive Plan (the “2001 Incentive Plan”). The undersigned further acknowledges that the Company will not issue fractional shares and, accordingly, will pay to the undersigned, in lieu thereof, the cash value of any fractional Share that would otherwise be issuable from time to time as a result of the undersigned’s election hereunder.
     The undersigned represents and warrants to the Company as of the date hereof, and the undersigned will be deemed to repeat each such representation and warranty as of the date on which each issuance of Shares is made pursuant to this Election Form, as follows:
•	The undersigned acknowledges that he/she is prohibited from selling, transferring, pledging, exchanging, hypothecating, granting any security interest in, or otherwise disposing of, any Shares issued to him/her pursuant to this Election Form until the first to occur of (i) the third anniversary of the date of issuance of such Shares, (ii) a Change of Control of the Company (as the term “Change of Control” is defined in the Agreement), and (iii) the undersigned’s ceasing to be a member of the Company’s board of directors or any committee thereof as a result of his/her death or Disability (as the term “Disability” is defined in the 2001 Incentive Plan).

•	The undersigned is purchasing the Shares for the undersigned’s own account, and not as principal, agent or nominee for any other person or entity, for investment purposes only and not with a view to the resale or distribution of any part thereof. The undersigned has no present intention of selling, transferring or otherwise disposing of the Shares or any part thereof, and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or dispose of any of the Shares.

•	The undersigned is aware of the Company’s business, affairs and financial condition, has received and reviewed all information (including all reports, registrations and other documents) filed by the Company with the United States Securities and Exchange Commission up to the date hereof) that he/she considers necessary or appropriate for making an informed and knowledgeable decision as to whether to purchase shares of the Company’s common stock, and further represents that he/she, as a director of the Company, has had sufficient opportunity to ask questions and receive answers from the Company regarding the nature and affairs of the Company, including its business, properties, prospects and financial condition.

•	The undersigned is an investor in securities of companies and acknowledges that he/she is capable of bearing the economic risk of his/her investment in the Shares, including the risk of total loss of such investment, and has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of such investment.
Dated this 30th day of June, 2006.

Signature

Print Name

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